EXHIBIT 32


     In connection with the Quarterly Report of Tara Gold Resources Corp. (the "Company") on Form 10-Q for the period ending September 30, 2015 as filed with the Securities and Exchange Commission (the "Report"), Jeremy Schoenfelder, the Principal Executive and Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Company.


November 12, 2015                   By: /s/ Jeremy Schoenfelder
                                        ---------------------------------
                                        Jeremy Schoenfelder,
                                        Principal Executive and Financial
                                        Officer